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                                                AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                                        OF
                                         AMERICAN CENTURY MUNICIPAL TRUST

         THIS  AMENDMENT NO. 1 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION  OF TRUST is made as of the 30th day of June, 2005.

         WHEREAS,  on March 26,  2004,  the Board of Trustees of American  Century  Municipal  Trust (the  "Trust")
amended and restated the Trust's Agreement and Declaration of Trust (the "Declaration of Trust");

         WHEREAS,  the Trustees  have  determined  that it is in the best  interests of the Trust to create two new classes of the Tax-Free Bond Fund Series, to be designated as the Advisor Class and R Class; and

         WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust, the Trustees wish to amend the
Declaration of Trust to reflect the addition of the Institutional Class to the International Bond Fund Series.

         NOW, THEREFORE, BE IT RESOLVED, that the Declaration of Trust is hereby amended, as of June 30, 2005, by deleting the text of Schedule A thereof in its entirety and inserting in lieu thereof the attached Schedule A.

         IN WITNESS WHEREOF, a majority the Trustees do hereto set their hands.




/s/ Kenneth E. Scott                                         /s/ Ronald J. Gilson
Kenneth E. Scott                                             Ronald J. Gilson



/s/ Kathryn A. Hall                                          /s/ William M. Lyons
Kathryn A. Hall                                              William M. Lyons



/s/ John B. Shoven                                           /s/ Jeanne D. Wohlers
John B. Shoven                                               Jeanne D. Wohlers



/s/ Antonio Canova                                           /s/ John Freidenrich
Antonio Canova                                               John Freidenrich



/s/ Myron S. Scholes
Myron S. Scholes



                                                    Schedule A

Pursuant to Article III,  Section 6, the Trustees hereby  establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                                            Class        Date of Establishment

         Tax-Free Money Market Fund                                    Investor Class            07/31/1984

         Tax-Free Bond Fund                                            Investor Class            07/31/1984
                                                                       Institutional Class       12/17/2002
                                                                       Advisor Class             06/30/2005
                                                                       R Class                   06/30/2005

         High-Yield Municipal Fund                            Investor Class                     12/15/1997
                                                                       A Class                   05/08/2002
                                                                       B Class                   05/08/2002
                                                                       C Class                   05/01/2001
                                                                       C Class II                05/08/2002

         Florida Municipal Money Market Fund                   Investor Class                    04/11/1994

         Florida Municipal Bond Fund                                   Investor Class            04/11/1994
                                                                       A Class                   02/27/2004
                                                                       B Class                   02/27/2004
                                                                       C Class                   02/27/2004

         Arizona Municipal Bond Fund                          Investor Class                     04/11/1994
                                                                       A Class                   02/27/2004
                                                                       B Class                   02/27/2004
                                                                       C Class                   02/27/2004



This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.
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